For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

872456

JULY 15 JUILLET, 2003

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) :

CREEMORE STAR PRINTING INC.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) :

SMITTEN PRESS: LOCAL LORE AND
LEGENDS INC.

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

1990 JANUARY 15
(Year, Month, Day)
(année, mois, jour)

4. Complete only if there is a change in the number of directors or the minimum / maximum number of directors.
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are: or minimum and maximum number of directors is/are:
Nombre d'administrateurs : ou nombres minimum et maximum d'administrateurs :

Number or minimum and maximum
Nombre ou minimum et maximum

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :

The name of the Corporation is hereby changed to:

SMITTEN PRESS: LOCAL LORE AND LEGENDS INC.

07119 (03/2003)

6. 5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.

La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

7. 6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

06 2003 JULY

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.

Les présents status sont signés en double exemplaire.

CREEMORE STAR PRINTING INC.
(Name of Corporation)
(Dénomination sociale de la société)

By:/Par: ______________________ President
(Signature)
(Signature)
(Description of Office)
(Fonction)